Exhibit (a)(5)(A)

COLLABRIUM JAPAN ACQUISITION CORPORATION
Announces Results of Shareholder Meeting
Extension of Time for Business Combination Approved

London, England, April 21, 2014 – Collabrium Japan Acquisition Corporation (NASDAQ: JACQ; JACQW; JACQU) (“Collabrium” or the “Company”) today announced the results of its shareholder meeting held on April 21, 2014. At the meeting, shareholders approved an amendment to the Company’s Memorandum and Articles of Association extending the date by which the Company must consummate its initial business combination from April 24, 2014 to August 24, 2014. Additionally, shareholders approved an amendment to the Investment Management Trust Agreement (the “IMTA”) governing the trust account established to hold the proceeds of the Company’s initial public offering (the “Trust Account”) to permit the withdrawal from the Trust Account of an amount sufficient to purchase the ordinary shares validly tendered and not withdrawn in the tender offer conducted concurrently with the proxy solicitation for the shareholder meeting (the “Extension Tender Offer”) and to extend the date on which to liquidate the Trust Account in accordance with the IMTA to August 24, 2014.
Koji Fusa, the Company’s Chief Executive Officer stated, “We are pleased that shareholders granted us additional time to consummate an initial business combination.”

Morrow & Co., LLC acted as the proxy solicitor for shareholder meeting. For questions and information, please call the proxy solicitor toll free at (800) 662-5200 (banks and brokers call collect at (203) 658-9400).

The Extension Tender Offer commenced on March 26, 2014 and will expire at 11:59 PM New York City time on April 23, 2014. The approval of the amendments was a condition to the Extension Tender Offer. The Extension Tender Offer is subject to certain other conditions, including that no more than 1,218,549 Ordinary Shares may be validly tendered and not properly withdrawn.

This announcement is for informational purposes only and does not constitute an offer to purchase nor a solicitation of an offer to sell Collabrium ordinary shares. Offers to purchase and the solicitation of offers to sell Collabrium ordinary shares have been and will be made only pursuant to the offer to purchase, the form of letter of transmittal and other related documents that Collabrium has distributed to its shareholders in connection with the Extension Tender Offer. Shareholders should read the Extension Tender Offer materials carefully before making a decision regarding the Extension Tender Offer, because these materials contain important information. These materials (and all other offer documents filed with the SEC) have been or will be available at no charge on the SEC’s website at www.sec.gov and from Morrow & Co., LLC, the information agent for the Extension Tender Offer, at 470 West Avenue, 3rd Floor, Stamford, CT 06902, Telephone: (800) 662-5200, Banks and brokerage firms: (203) 658-9400, Email: collabrium.info@morrowco.com.

About Collabrium

Collabrium Japan Acquisition Corporation is a blank check company organized for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation, contractual control arrangement with, purchasing all or substantially all of the assets of, or any other similar business combination with, one or more businesses or entities. The Company’s efforts to identify a prospective target business are not limited to any particular industry or geographic region.

Forward-Looking Statements

In addition to historical information, this release may contain a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to outlooks or expectations for earnings, revenues, expenses or other future financial or business performance, strategies or expectations, or the impact of legal or regulatory matters on business, results of operations or financial condition. When used in this release, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “potential” and “should,” as they relate to the Company are intended to identify these forward-looking statements. All statements by the Company regarding the possible or assumed future results of its business, financial condition, liquidity, results of operations, plans and objectives and similar matters are forward-looking statements. These forward-looking statements are based on information available to Collabrium as of the date hereof and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing Collabrium’s views as of any subsequent date. These forward-looking statements involve a number of known and unknown risks and uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include: Collabrium’s ability to consummate an initial business combination; the ability to meet the Nasdaq listing standards, including having the requisite number of shareholders; potential changes in the legislative and regulatory environments; and potential volatility in the market price of the ordinary shares. Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements. Except as may be required pursuant to applicable securities laws, Collabrium undertakes no obligation to update or revise any forward-looking statements to reflect events or circumstances after the date hereof, whether as a result of new information, future events or otherwise.

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Company Contact:
Koji Fusa
Collabrium Japan Acquisition Corporation
44-20-7408-4710

Information Agent:
Morrow & Co., LLC
470 West Avenue, 3rd Floor
Stamford, Connecticut 06902
Telephone: (800) 662-5200
Banks and Brokerage Firms: (203) 658-9400
collabrium.info@morrowco.com